Exhibit 99.5

FOUR OAKS FINCORP, INC.
BENEFICIAL OWNER ELECTION FORM
The undersigned acknowledge(s) receipt of your letter and the enclosed materials relating to the grant of non-transferable rights to purchase shares of common stock, par value $1.00 per share (“Common Stock”), of Four Oaks Fincorp, Inc. (the “Company”) pursuant to a rights offering (the “Rights Offering”) as described further in the Company’s prospectus dated [●], 2014 (the “Prospectus”), the receipt of which is hereby acknowledged.
I (we) hereby instruct you as follows:
(CHECK THE APPLICABLE BOXES AND PROVIDE ALL REQUIRED INFORMATION)

Box 1. ❑ Please DO NOT EXERCISE RIGHTS for shares of Common Stock.

Box 2. ❑ Please EXERCISE RIGHTS for shares of Common Stock as set forth below:

A. Number of Shares Being Purchase: ______________________________________________________

B. Total Subscription Price Payment Required: __________________________________________________

Basic Subscription Privilege

I exercise	____________ Rights	X	3.00	=	______________
	(no. of your rights)		(ratio)		(no. of new shares)

Therefore, I apply for	____________	X	$1.00		$_____________
	(no. of new shares)		(subscription price)		(amount enclosed)

Oversubscription Privilege

If you fully exercise your Basic Subscription Privilege and wish to subscribe for additional shares up to the total number of unsubscribed shares, you may exercise your Oversubscription Privilege. The Oversubscription Privilege is subject to a commitment by, and right of first refusal in favor of, the standby investor in the rights offering and certain other limitations described in the Prospectus. If sufficient shares of Common Stock are available, the Company will seek to honor the oversubscription requests in full. If, however, oversubscription requests exceed the number of unsubscribed shares, the Company will allocate the unsubscribed shares pro rata among subscribers exercising their Oversubscription Privilege by multiplying the number of shares validly requested by each subscriber through the exercise of their Oversubscription Privilege by a fraction that equals (x) the number of shares available to be issued through Oversubscription Privileges divided by (y) the total number of shares requested by all subscribers through the exercise of their Oversubscription Privilege.

I apply for:
_____________________	X	$1.00	=	$______________________
(no. of oversubscription shares subscribed for)		(subscription price)		(additional amount enclosed)

Box 3. ❑ Payment in the following amount is enclosed. $_________________________________
(The total of the above Box 3 must equal the Total Subscription Price Payment Required.)

I (we) on my (our) own behalf, or on behalf of any person(s) on whose behalf, or under whose directions, I am (we are) signing this form:
•irrevocably subscribe to purchase the number of shares of Common Stock indicated above upon the terms and conditions specified in the Prospectus; and

•agree that if I (we) fail to pay for the shares of Common Stock I (we) have elected to purchase, the subscription will be invalid.

Name of beneficial owner(s):

__________________________________________________________________________________________

__________________________________________________________________________________________

Signature of beneficial owner(s):

__________________________________________________________________________________________

__________________________________________________________________________________________

If you are signing in your capacity as a trustee, executor, administrator, guardian, attorney-in-fact, agent, officer of a corporation or another acting in a fiduciary or representative capacity, please provide the following information:

Name:____________________________________________________________________________________

Capacity:__________________________________________________________________________________

Address (including Zip Code):_________________________________________________________________

__________________________________________________________________________________________

Telephone Number:__________________________________________________________________________